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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Extended Systems Incorporated on Forms S-8 (File Nos. 333-52865 and 333-49589) of our report dated July 27, 1998 except as to the Contingencies Note, the date of which is September 2, 1998, on our audits of the consolidated financial statements of Extended Systems Incorporated, and its subsidiaries as of June 30, 1998, and 1997, and for the three years in the period ended June 30, 1998, which report is included in this Annual Report on Form 10-K.



                                                  /s/ PricewaterhouseCoopers LLP


Boise, Idaho
September 28, 1998